SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                January 23, 2002

                         Date of earliest event reported


                              METHOD PRODUCTS CORP.
             (Exact name of registrant as specified in its charter)


        Florida                   000-31485              11-3456837
(State or other jurisdiction    (Commission            (IRS Employer
 of incorporation)              File Number)          Identification No.)


            2101 NW 33rd Street, Suite 600A, Pompano Beach, FL 33069 (Address of principal executive offices, including zip code)


                                 (954) 968-1913
               Registrant's telephone number, including area code


           ----------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 1.      CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On January 23, 2002, and in accordance with applicable Florida law, the Company's Board of Directors approved a 1:10 reverse split of the Company's issued and outstanding common stock, to be effective as of the opening of business, East Coast Time, on February 4, 2002 (the "Reverse Split").

         A lesser number of issued and outstanding shares of common stock may cause the trading price of the common stock to increase proportionately to the Reverse Split. However, there can be no assurance that the Reverse Split will result in any change in the price of the Company's common stock or that, if the price of the common stock does increase as a result of the Reverse Split, it will be proportional to the Reverse Split.

         In connection with such Reverse Split, the Company's trading symbol on the over-the-counter market(Pink Sheets LLC)will be changed from "MTDP" to "MHTD."

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Not Applicable.

(b)      Not Applicable.

(c)      Not Applicable

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable

                            SIGNATURES
                            ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  METHOD PRODUCTS CORP.




February 1, 2002                  By: /s/ Mark Antonucci
                                     ---------------------------------
                                     Mark Antonucci, Chief Executive Officer